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                                                                     EXHIBIT 3.9

                            CERTIFICATE OF FORMATION
                                       OF
                        VERASUN SALES AND MARKETING, LLC

     1. The name of the limited liability company is VERASUN SALES AND MARKETING, LLC.

     2. The address of the limited liability company's registered office in the State of Delaware, County of New Castle, is 1209 Orange Street, Wilmington, Delaware 19801 and the name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned organizer has executed this Certificate of Formation on September 27, 2005.


                                        /s/ Margaret B. Kushner
                                        ----------------------------------------
                                        Margaret B. Kushner, Organizer

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                            CERTIFICATE OF AMENDMENT
                                       OF
                        VERASUN SALES AND MARKETING, LLC

     1. The name of the limited liability company is VeraSun Sales and Marketing, LLC.

     2. Section 1 of the Certificate of Formation of the limited liability company is hereby amended to read as follows:

          1. The name of the limited liability company is VeraSun Marketing, LLC.

     3. This Certificate of Amendment shall be effective as of the date of filing with the Secretary of State.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of VeraSun Sales and Marketing, LLC this 25th day of October, 2005.

                                        VERASUN SALES AND MARKETING, LLC


                                        BY: /s/ MARGARET B. KUSHNER
                                            ------------------------------------
                                            MARGARET B. KUSHNER, ORGANIZER